Exhibit 99.1

SUPPLEMENT TO PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS OF STONEMOR INC.
TO BE HELD ON NOVEMBER 1, 2022

October 11, 2022

The following disclosure updates certain information in the Definitive Proxy Statement as set forth below.

Except as amended and supplemented below, all other information in the Definitive Proxy Statement remains unchanged. The updated disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All page and paragraph references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the revised disclosures, and terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

The third sub-bullet under the first bullet under the caption “Interests of the Company’s Directors and Officers in the Merger” on page 5 is amended and restated in its entirety to read:

Parent intends that Spencer E. Goldenberg, David Miller and Joseph M. Redling will become directors of the Surviving Company in connection with the closing of the Merger.

The third sub-bullet under the second bullet under the caption “Interests of the Company’s Directors and Officers in the Merger” on page 5 is amended and restated in its entirety to read:

The Company’s executive officers as of the Effective Time will become the initial executive officers of the Surviving Corporation, except that Parent has advised the Company that it intends to appoint Lilly Donohue to succeed Joseph M. Redling as President and Chief Executive Officer of the Surviving Corporation if the Merger is consummated.

The section captioned “Plans for the Company After the Merger” on page 48 is amended by adding the following paragraph to the end thereof:

At the Effective Time of the Merger, Parent intends to appoint Lilly Donohue as President and Chief Executive Officer of Merger Sub, in which capacity she will succeed Joseph M. Redling as President and Chief Executive Officer of the Surviving Corporation. Parent intends that Mr. Redling will become a director of the Surviving Corporation at the Effective Time. Ms. Donohue, age 50, served as Chief Executive Officer of Holiday Retirement, the largest independent senior living owner and operator in the United States, from 2016 to 2022. She also currently serves as a member of the Board of Directors of Synthesis Health Inc., a radiology software company focused on superior patient and practice outcomes, the Dean’s Advisory Board of Boston University’s Questrom School of Business, and the Senior Living Management Advisory Board of University of Central Florida’s Rosen College of Hospitality Management. Previously, Ms. Donohue served for over 18 years in various roles at Fortress Investment Group, a leading investment firm, including as President of Fortress Investment Group China, and before that as Managing Director and member of the Management Committee. Ms. Donohue holds a B.S. in Business Administration from Boston University.

The third paragraph under the section captioned “Employment Agreements with the Company’s Named Executive Officers—With Mr. Redling” on page 54 is amended by adding the following language to the end thereof:

Parent intends to appoint Lilly Donohue to succeed Mr. Redling as President and Chief Executive Officer of the Surviving Corporation at the Effective Time, if the Merger is consummated. As a result of such appointment, and subject to the conditions described above, Mr. Redling would become entitled to the Redling Severance Benefit.

The carryover paragraph on page 69 under the caption “Hotel Fund Loan Agreement” and the section captioned “Hotel Fund Loan Agreement” on page 100 are both amended to add the following language to the end thereof:

Based on information obtained during the sale process, the Company anticipates that there may be an impairment of principal due under the Hotel Fund Loan Agreement in the range of 20% but that the investment will still have a positive internal return after taking into account interest and fees paid to date.

The second paragraph under the caption “Structure of the Merger” on page 76 is amended and restated in its entirety to read:

The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and will serve until the earlier of their death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Restated Bylaws of the Surviving Corporation. Parent intends that, in addition to Andrew Axelrod, each of Spencer E. Goldenberg, David Miller and Joseph M. Redling will become directors of the Surviving Company in connection with the closing of the Merger. Unless otherwise determined by Parent, the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and will serve until their successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Restated Bylaws of the Surviving Corporation. Parent has advised the Company that it intends to appoint Lilly Donohue to succeed Joseph M. Redling as President and Chief Executive Officer of the Surviving Corporation if the Merger is consummated.